QORVO, INC.
2012 STOCK INCENTIVE PLAN
Other Stock-Based Award Agreement
THIS AGREEMENT, including any special terms and conditions for the Participant’s country set forth in the appendix (the “Appendix”) attached hereto (collectively, the “Agreement”), is made effective as of [_________] (the “Effective Date”) between QORVO, INC., a Delaware corporation (the “Company”), and [_________], an Employee of, or an individual in service to, the Company or an Affiliate (the “Participant”).
RECITALS:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Administrator”) has approved the grant to the Participant of a short-term incentive opportunity under the Qorvo, Inc. Short-Term Incentive Plan, as amended (the “STIP”), which may be settled in the form of cash payments or the delivery of shares of the Company’s common stock (“Common Stock”), as specified by the Administrator, in satisfaction, in whole or in part, of any bonus award earned under the STIP during any performance period; and
WHEREAS, the Administrator has determined that the Participant shall receive an Other Stock-Based Award in the form of Restricted Stock Units pursuant to the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “Plan”), for the number of shares of Common Stock set forth on the signature page hereto, the vesting of which is subject to certain service requirements, as further described in this Agreement, representing the satisfaction of the bonus award earned under the STIP during the performance period ended March 31, 2018;
NOW, THEREFORE, in furtherance of the purposes of the Plan, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan and STIP. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan and the STIP, copies of which are delivered herewith or have previously been provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan or the STIP, the provisions of the Plan or the STIP shall govern, and, in the event of a conflict between the terms of the Plan and the STIP, the Plan shall govern, in each case unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Grant of Other Stock-Based Award. Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Participant an Other Stock-Based Award in the form of an Award of Restricted Stock Units (the “Award”), for the number of shares of Common Stock (the “Shares”) set forth on the signature page hereto.
3.    Vesting of Award; Effect of Termination of Employment; Forfeiture of Award.
(a)     Subject to the terms of the Plan and this Agreement, and subject to the continued employment or service of the Participant with the Company or an Affiliate through the applicable vesting date(s) described herein, the Shares subject to the Award shall vest at the time(s) as are described in this Agreement, including the signature page hereto. The Administrator has sole authority to determine whether and to what degree the Award has vested and is payable and to

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interpret the terms and conditions of this Agreement and the Plan. Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Shares shall be distributable pursuant to the Award prior to the completion of any registration or qualification of the Award or the Shares under any Applicable Law (including, but not limited to, the requirements of the Securities Act) that the Administrator shall in its sole discretion determine to be necessary or advisable. The Administrator may delay the right to receive or dispose of Shares (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of Shares (or distribution of other benefits) would violate any U.S. or non-U.S. federal, state or local securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive Shares (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that, if the Participant solely is subject to the laws of the U.S., any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.
(b)    Except as may be otherwise provided in the Plan or this Agreement, in the event the employment or service of the Participant is terminated for any reason (whether by the Company or an Affiliate or by the Participant, whether voluntary or involuntary, and regardless of the reason for such termination and whether or not found to be invalid or in breach of employment laws in the jurisdiction where the Participant is rendering services or the terms of his or her employment or service agreement, if any) and all or part of the Award has not vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not vested as of his or her Termination Date.
(c)    Notwithstanding the provisions of Section 3(b), in the event the employment or service of the Participant is terminated due to the Participant’s death or Disability, the Award shall automatically fully vest effective as of the Termination Date.
(d)    For purposes of the Award (and except as otherwise required under Code Section 409A), the Termination Date occurs on the date the Participant is no longer actively providing services to the Company or any Affiliate and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of his or her employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
(e)    Notwithstanding the foregoing, the Participant shall be entitled to the greater of the benefits provided in this Agreement and any Change in Control Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate with respect to the terms governing the vesting of the Award.

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4.    Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 5 herein), voting rights or other rights as a stockholder unless and until (and then only to the extent that) the Award has vested and certificates for such Shares have been issued and delivered to him or her (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
5.    Settlement of Award; Dividend Equivalents. The Award, if vested in accordance with the terms of this Agreement, shall be payable in whole Shares. The total number of Shares that may be acquired pursuant to the Award (or portion thereof) shall be rounded to the nearest whole Share. A certificate or certificates for the Shares subject to the Award or portion thereof shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award or portion thereof has vested and Shares are distributable. Shares or any other benefit subject to the Award shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. Any Shares issuable to such person or persons as shall have acquired the right to the Award by will or the laws of descent and distribution following the Participant’s death pursuant to Section 3(c) above shall be issued to such person or persons no later than the later of (x) the ninetieth (90th) day following the date of the Participant’s death, or (y) the fifteenth (15th) day of the third month following the taxable year of the Participant’s death, or otherwise in accordance with Code Section 409A. The Participant (or such person or persons as shall have acquired the right to the Award by will or the laws of descent and distribution) shall not be permitted, directly or indirectly, to designate the taxable year of distribution. If the Company pays a dividend on its Common Stock at any time after the Effective Date, such dividends will accrue on the Award, but will not be settled and distributed to the Participant unless and until the Award vests and is settled in accordance with this section.
6.    No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement, all rights of the Participant under the Plan with respect to the unvested portion of his or her Award shall terminate upon the Termination Date. The grant of the Award does not create any obligation to grant further awards.
7.    Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution. The designation of a beneficiary in accordance with the Plan (to the extent permitted by the Administrator) does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
8.    Withholding; Tax Consequences.
(a)    The Participant acknowledges that, regardless of any action taken by the Company or, if different, his or her employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to

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the Participant’s participation in the Plan and the STIP and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company or its respective agents to satisfy their withholding obligations with regard to all Tax-Related Items by withholding Shares to be issued upon settlement of the Award. In the event that the Company determines that withholding Shares is problematic under applicable local laws or has materially adverse accounting consequences, by his or her acceptance of the Award, the Participant authorizes (i) the Company and any brokerage firm determined acceptable to the Company to sell, on his or her behalf, a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items, or (ii) the Company or the Employer (subject to any Code Section 409A considerations) to satisfy their withholding obligations for Tax-Related Items by withholding from the Participant’s wages or other cash compensation. The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent.  If Shares are withheld, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. Further, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan or acquisition of Shares that cannot be satisfied by the means described above. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)    The Participant acknowledges that the Company and/or the Employer have made no warranties or representations to the Participant with respect to the Tax-Related Items (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant further acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and the receipt of any dividends, and that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
9.    Nature of Grant. In accepting the Award, the Participant acknowledges, understands and agrees that:

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(a)    the Plan and the STIP are established voluntarily by the Company, are discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan and the STIP, as applicable;
(b)    all decisions with respect to future equity-based awards to the Participant, if any, will be at the sole discretion of the Company;
(c)    the Participant’s participation in the Plan and the STIP is voluntary;
(d)    the Award and any Shares acquired under the Plan and the STIP, as applicable, and the value of and income attributable to the same, are not intended to replace any pension rights or compensation;
(e)    unless otherwise agreed with the Company, the Award and any Shares acquired under the Plan and the STIP, as applicable, and the value of and income attributable to the same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Affiliate;
(f)    the Award and any Shares acquired under the Plan and the STIP, as applicable, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the Shares underlying the Award is unknown and cannot be predicted;
(h)    unless otherwise provided in the Plan or the STIP, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Participant’s termination of employment or service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of his or her employment or service agreement, if any); and;
(j)    if the Participant is employed or providing services outside of the U.S.:
(i)    the Award and any Shares acquired under the Plan and the STIP, as applicable, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for any purpose; and
(ii)    neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired under the Plan.

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10.    Data Privacy Information and Consent.
a)Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address, telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of the Award or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan and the STIP. The legal basis, where required, for the processing of Data is the Participant’s consent.
b)Stock Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services LLC and its affiliated companies, an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan and the STIP. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan and the STIP.
c)International Data Transfers. The Company and its service providers are based in the U.S. The Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S. For example, the European Commission has issued a limited adequacy finding with respect to the U.S. that applies only to the extent companies register for the EU-U.S. Privacy Shield program. The Company's legal basis, where required, for the transfer of Data is the Participant’s consent.
d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and the STIP, or as required to comply with legal or regulatory obligations, including under tax and security laws.
e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan and the STIP is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Award or other equity awards to the Participant or administer or maintain such awards.
f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.

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By accepting the Award and indicating consent via the Company’s acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
Finally, upon request of the Company or the Employer, the Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan and the STIP in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan and the STIP if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
11.    Administration. The authority to construe and interpret this Agreement, the Plan and the STIP, and to administer all aspects of the Plan and the STIP, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan and the STIP, including but not limited to the sole authority to determine whether and to what degree the Award has vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
12.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan or expressly provided in this Agreement, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
13.    Governing Law and Venue. Except as otherwise provided in the Plan, the STIP or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Guilford County, North Carolina, or the federal courts of the United States for the Middle District of North Carolina, and no other courts, such jurisdiction being where the Award is made and/or to be performed.
14.    Electronic Delivery and Participation; Acceptance of Agreement. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Award by electronic means or request the Participant’s consent to participate in the Plan and the STIP by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan and the STIP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Company reserves the

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right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Agreement within thirty (30) days of receipt.
15.    Language. The Participant acknowledges that the Participant is sufficiently proficient in English to understand the terms of this Agreement. If the Participant has received this Agreement, or any other document related to the Award, the Plan and/or the STIP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    Appendix. The Award shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if any. If the Participant relocates to one of the countries included in the Appendix during the term of the Award, the special terms and conditions for such country shall apply to him or her to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired upon vesting of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    Amendment; Waiver. Subject to the terms of the Plan, the STIP and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to U.S. federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
19.    Notices. Except as may be otherwise provided by the Plan and the STIP, any written notices provided for in this Agreement or the Plan or the STIP shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.
20.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
22.    Right of Offset. Notwithstanding any other provision of the Plan, the STIP or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or other benefit otherwise payable to or on behalf of the Participant by the amount of any obligation

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of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.
23.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
24.    Insider Trading/Market-Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market-abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. The Participant is responsible for complying with any applicable restrictions, and should speak to the Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in the Participant’s country.
25.    Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan and the STIP or cash received from participating in the Plan and the STIP (including from any dividends paid on the Shares acquired under the Plan and the STIP) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan and the STIP to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should speak to his or her personal advisor on this matter.
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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Effective Date stated herein.
Shares Subject to Award:    [_________]

Vesting Date:
100% of the Shares shall vest on the six-month anniversary of the Effective Date, subject to the continued employment or service of the Participant with the Company or an Affiliate through such date, unless otherwise provided in the Agreement.

QORVO, INC.

By:    /s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President and Chief Executive Officer

Attest:

/s/ Jeffrey C. Howland
Jeffrey C. Howland
Secretary

PARTICIPANT

[ACCEPT/DECLINE]

Signature: [_________]
Printed Name: [_________]
Employee ID: [_________]

Date: [_________]

Note: If there are any discrepancies in the printed name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement for your files.

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